UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2015

Everyday Health, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36371	80-0036062
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

345 Hudson Street, 16th Floor New York, NY	10014
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (646) 728-9500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the 2015 Annual Meeting of Stockholders of Everyday Health, Inc. (the “Company”) held on June 2, 2015, the Company’s stockholders approved two proposals, as follows: (i) the election of David Golden and Sharon Wienbar as Class I members of the Company’s Board of Directors, to serve until the Company’s 2018 Annual Meeting of Stockholders and until their successors are duly elected and qualified; and (ii) the ratification of the selection by the Audit Committee of the Company’s Board of Directors of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

Proposal 1. Election of Directors

The vote with respect to the election of directors was as follows:

	FOR	WITHHELD	BROKER NON-VOTES
David Golden	24,327,843	677,823	4,599,785
Sharon Wienbar	24,323,968	681,698	4,599,785

Proposal 2. Ratification of Selection of Independent Registered Public Accounting Firm

The vote with respect to the ratification of the selection by the Audit Committee of the Company’s Board of Directors of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 was as follows:

FOR	AGAINST	ABSTAIN
29,379,196	226,255	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Everyday Health, Inc.

Date: June 3, 2015	By:	/s/ Alan Shapiro
		Name:	Alan Shapiro
		Title:	Executive Vice President and
General Counsel